Exhibit 99.5

 Photronics, Inc.  Q3 2019 Financial Results Conference CallAugust 20, 2019

 Safe Harbor Statement  2  This presentation and some of our comments may contain projections or other forward-looking statements regarding future events, our future financial performance, and/or the future performance of the industry. These statements are predictions, and contain risks and uncertainties. Actual events or results may differ materially from those presented. These statements include words like “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “may”, “plan”, “project” or the negative thereto. We cannot guarantee the accuracy of any forecasts or estimates, and we are not obligated to update any forward-looking statements if our expectations change. If you would like more information on the risks involved in forward-looking statements, please see the documents we file from time to time with the Securities and Exchange Commission.Non-GAAP Financial MeasuresThis presentation and some of our comments may reference non-GAAP financial measures. These non-GAAP financial measures exclude certain income or expense items, and are consistent with another way management internally analyzes our results of operations. Non-GAAP information should be considered to be a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Please see the “Reconciliation of GAAP to Non-GAAP Financial Information” in this presentation.

Q3 2019 Summary

- **Revenue up 5% Q/Q and 1% Y/Y**
  - Record FPD revenue driven by mobile AMOLED displays and increasing production from new Hefei, China facility
  - Sequential IC growth on Asia foundry demand for mainstream nodes
  - Record revenue of products shipped to China, representing 25% of total revenue
- **Net income attributable to Photronics, Inc. shareholders of $6.3M ($0.10/share)**
- **Cash balance grew to $197M, strengthening the balance sheet as investments in China expansion continues**
- **Production ramping at both China facilities; total China production contributed ~$6M to revenue**
- **On track for 2020 targets: $630M revenue & $0.80 EPS**

Successfully repositioned the business; China investments driving long-term, profitable growth

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PHOTRONICS

$M (except EPS)  Q319  Q219  Q/Q  Q318  Y/Y  Revenue  $ 138.1  $ 131.6  5%  $ 136.4  1%  Gross Profit  $ 30.6  $ 26.0  18%  $ 35.6  (14%)  Gross Margin  22.1%  19.8%   230 bps  26.1%  (400 bps)  Operating Income  $ 13.4  $ 9.2  46%  $ 20.4  (34%)  Operating Margin  9.7%  7.0%  270 bps  15.0%  (530 bps)  Other income (expense)  ($ 0.3)  $ 3.9  ($ 4.3)  $ 1.4  ($ 1.8)  Income tax provision  $ 3.2  $ 3.3  ($ 0.1)  $ 2.1  $ 1.2  Minority interest  $ 3.5  $ 1.4  $ 2.1  $ 6.8  ($ 3.3)  Net Income*  $ 6.3  $ 8.5  (25%)  $ 13.0  (51%)  Diluted EPS*  $ 0.10  $ 0.13  ($ 0.03)  $ 0.18  ($ 0.08)  Days in quarter  91  91  -  91  -  Gross and operating margin improved Q/Q on favorable mix and cost controls, despite China startup activityChina operations were $6.0M negative impact to operating incomeOther income primarily attributable to FX gain (Q219, Q318)Minority interest reflects Taiwan JV gain partially offset by China JV lossQ318 income tax includes $2M ($0.01/share) one-time tax benefit  Income Statement Summary  4  *Net income attributable to Photronics, Inc. shareholders

 Revenue grew Q/Q on Asian foundry demand for mainstream nodesChina revenue softened on macro concerns-19% Q/Q; -14% Y/YRepresents 15% of Q319 IC revenueOutlookExpect stable to improving high-end demandProduction ramping in XiamenPotential impact from US-China trade discussions  $M  Q319  Q219  Q/Q  Q318  Y/Y  High-End*  $ 38.5  $ 38.4  0%  $ 46.1  (17%)  Mainstream  $ 61.7  $ 60.2  3%   $ 61.2  1%  Total  $ 100.2  $ 98.6  2%  $ 107.2  (7%)  IC Photomask Revenue  5  *28nm and smaller  Total may differ due to rounding

 Record FPD revenue driven by mobile AMOLED displays and China production ramp, including G10.5+China revenue +31% Q/Q; +61% Y/YRepresents 53% of Q319 FPD revenueOutlookAMOLED technology expected to remain in high demandHefei shipments should continue to ramp  $M  Q319  Q219  Q/Q  Q318  Y/Y  High-End*  $ 25.9  $ 23.0  13%  $ 17.1  52%  Mainstream  $ 12.0  $ 10.0  19%  $ 12.1  (1%)  Total  $ 37.9  $ 33.0  15%  $ 29.1  30%  FPD Photomask Revenue  6  *≥G8 and AMOLED  Total may differ due to rounding

 $M  Q319  Q219  Q318  Cash  $ 197  $ 167  $ 333  Debt  $ 49  $ 36  $ 58  Net Cash*  $ 148  $ 131  $ 275  Operating Cash Flow  $ 26  $ 17  $ 49  Capital Expenditures  $ 20  $ 34  $ 20  Share repurchase  -  -  $ 7  LTM EBITDA  $141   $ 148  $ 153  Deploying cash balance to fund China investmentsDebt is local China borrowing to finance fixed assetsYTD capex $160M; anticipate FY capex ~ $185MBalance sheet able to fund planned investments, strategic M&A opportunities, and potential share repurchases  Select Financial Data  7  *Net cash defined as cash and cash equivalents less long-term borrowings (including current portion), as reported in accordance with GAAP

 Revenue ($M)  $143 - $151  Taxes ($M)  $2 - $3.5  EPS  $0.11 - $0.17  Diluted Shares (M)  ~67  Anticipate sequential growth in Q4High-end IC markets stable to improvingFPD demand growing (AMOLED, G10.5+)Ramping China production (IC & FPD)Potential macro headwind & impact from trade policy  Q419 Guidance   8

 Thank you for your interest!  For Additional Information:R. Troy Dewar, CFAVice President, Investor Relations203.740.5610tdewar@photronics.com

 Appendix

 IC Photomask Revenue  11  Mainstream$253.6M63%  High-End$150.9M37%  High-End: 28nm and smaller; total may differ due to rounding  Mainstream$255.7M61%  High-End$160.3M39%

 FPD Photomask Revenue  12  Mainstream$42.2M31%  High-End$92.4M69%  High-End: ≥G8 and AMOLED; total may differ due to rounding  Mainstream$43.1M36%  High-End$76.1M64%

 Non-GAAP Reconciliation

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